Exhibit 99.12

December 11, 2018

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Proposed Public Offering of NeoGenomics, Inc. Common Stock

Ladies and Gentlemen:

The undersigned, a shareholder of NeoGenomics, Inc., a Nevada corporation (the “Company”), understands that Morgan Stanley & Co. LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and GE Medical Systems Information Technologies, Inc. (the “Selling Shareholder”) providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock (other than the Securities) or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Act”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter, provided that (1) in the case of a transfer or other disposition pursuant to subclauses (i) through (vi) below, the Underwriter receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the case of a transfer or other disposition pursuant to subclauses (i) through (vi) below any such transfer shall not involve a disposition for value, (3) in the case of a transfer or other disposition pursuant to subclauses (i), (ii), (v) and (vi) below, such dispositions or transfers are not required to be reported with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than required filings under Section 16(a) and Section 13(d) or 13(g) of the Exchange Act and any filings made after the expiration of the Lock-Up Period) and (4) in the case of a transfer or other disposition pursuant to subclauses (iii) and (iv) below, if such dispositions or transfers are required to be reported with the Securities and Exchange Commission under the Exchange Act, the undersigned shall include a footnote in such report indicating that the undersigned’s Company Securities are subject to a lock-up agreement with the Underwriter of the Public Offering for the balance of the Lock-Up Period:

(i)	as a bona fide gift or gifts;

(ii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)

as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation;

(iv)	to the undersigned’s affiliates (as defined in Rule 405 promulgated under the Act) or to any investment fund or other entity controlled or managed by the undersigned;

(v)	pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(vi)	by will or intestate succession upon the death of the undersigned;

(vii)	to the Company in satisfaction of any tax withholding obligation;

(viii)	pursuant to transactions relating to Securities acquired in open market transactions after the closing of the Public Offering; or

(ix)	pursuant to an order of a court or regulatory agency.

Furthermore, no provision in this letter shall be deemed to restrict or prohibit (1) the transfer of the undersigned’s Lock-Up Securities to the Company in connection with the termination of the undersigned’s services to the Company, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); (2) the exercise or exchange by the undersigned of any option or warrant to acquire any shares of Common Stock or options to purchase shares of Common Stock, in each case for cash or on a “cashless” or “net exercise” basis, pursuant to any stock option, stock bonus or other stock plan or arrangement; provided, however, that the underlying shares of Common Stock may only be transferred to the Company and shall continue to be subject to the restrictions on transfer set forth in this letter and that any filing under Section 16 of the Exchange Act made in connection with such exercise or exchange shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in this clause (2) and (b) no shares were sold by the reporting person; and (3) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a “change of control” (as defined below) of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this letter. “Change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales of Lock-Up Securities under any such 10b5-1 Trading Plan during the Lock-Up Period; and provided that, the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-1 Trading Plan shall only be permitted if (i) the establishment or amendment of such plan is not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from engaging in discussions and negotiations with respect to any potential private offer or sale of shares of Common Stock, provided that no such private sale may be consummated, and no public announcement relating to such private sale may be made, until after the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. This lock-up agreement shall automatically terminate, and the undersigned shall be released from the undersigned’s obligations hereunder, upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company or the Selling Shareholder advises the Underwriter in writing that it has determined not to proceed with the Public Offering; (ii) the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iii) January 31, 2019, in the event that the Public Offering has not been consummated by such date.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

GE Medical Systems Information Technologies, Inc.

By:	/s/ Raúl Grable
Name:	Raúl Grable
Title:	Authorized Representative

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]